Exhibit 10.2.1

AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT
AGREEMENT DATED NOVEMBER 30, 2005

The following is an amendment (“Amendment No. 1”) to the Executive Employment Agreement ("Agreement") dated November 30, 2005, by and among Cobalis Corp., (“Company”) and Thomas Stankovich ("Executive"). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties to the Executive Employment Agreement desire to amend certain terms of the Agreement, specifically Section 3.(c)(i) and Section 7.(a)(iv) which were set forth as follows:

Section 3.(c)(i). Initial Grant. On or prior to the Start Date, the Company hereby grants to the Executive an option/warrant (the "Initial Stock Option/Warrant") to purchase One Million (1,000,000) shares of the Common Stock at the purchase/exercise price of $1.75 per share. This Initial Stock Option/Warrant shall vest and be exercisable as follows: 1/3 of the shares vest and become exercisable as of the Start Date; 1/3 of the shares shall vest and become exercisable one year after the Start Date; and 1/3 of the shares shall vest and become exercisable two years after the Start Date. Notwithstanding the foregoing, the Initial Stock Option/Warrant shall vest and be fully exercisable upon a Change in Control and shall vest as otherwise provided herein upon termination of the Executive's employment.

Section 3.(c)(ii) Future Grants. The Executive shall be entitled to participate in future stock option grants (the "Future Stock Options/Warrants") as determined by the President or the Board or any dully authorized Committee of the Board.

Section 3.(c)(iii) Option/Warrant Agreement. The Initial Stock Option/Warrant and any Future Stock Options/Warrants shall be evidenced by agreements in customary form for grants of stock options/warrants to executive officers of the Company, consistent with the terms and conditions of this Agreement.

Section 7.(a)(iv). Compensation Upon Termination by the Company for Cause or by the Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive Without Good Reason, the Company shall pay the Executive all amounts earned hereunder through the date of termination of the Executive's employment, including: any stock options and stock appreciation rights (including Initial Stock Option/Warrant and Future Stock Options/Warrants) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a period of thirty (30) days following the date of termination of the Executive’s employment.

Section 7.(b)(ii). Termination Upon Death or Disability. All restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights (including Initial Stock Option/Warrant and Future Stock Options/Warrants) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a remaining life of the Stock Option/Warrant, or a period which shall be no less than twenty-four (24) months following the date of termination of the Executive’s employment, whichever is greater;

Section 7.(c)(iii). Termination Upon Death or Disability.  All restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights (including Initial Stock Option/Warrant and Future Stock Options/Warrants) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a remaining life of the Stock Option/Warrant, or a period which shall be no less than twenty-four (24) months following the date of termination of the Executive’s employment, whichever is greater; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as of the Amendment Date, i.e., the date below on which this Amendment is executed by the parties, that the Agreement shall be amended to read as follows:

Section 3. (c)(i) Initial Grant. In lieu of the Initial Stock Option/Warrant granted pursuant to the Agreement, and pursuant to the terms of the Warrant Cancellation Agreement, the Company hereby grants to the Executive options (the "Stock Options") to purchase One Million (1,000,000) shares of the Company’s Common Stock at the exercise price of $1.75 per share, such options to have a term of ten (10) years from November ___, 2006, i.e., the Start Date of this Amended Agreement. That grant of Stock Options shall be evidenced by the agreement executed on even date herewith entitled “Stock Option Agreement”. The Stock Options shall vest and be exercisable as follows: 1/3 of the options shall vest upon execution of this Amendment; 1/3 of the options shall vest and become exercisable on December 5, 2006; and 1/3 of the options shall vest and become exercisable on December 5, 2007. Notwithstanding the foregoing, the Stock Options shall vest and be fully exercisable upon a Change in Control and shall vest as otherwise provided herein upon termination of the Executive's employment.

Section 3.(c)(ii) Future Grants. The Executive shall be entitled to participate in future stock option grants (the "Future Stock Options") as determined by the President or the Board or any dully authorized Committee of the Board.

Section 3.(c)(iii) Option Agreement. The Initial Stock Option and any Future Stock Options or Warrants shall be evidenced by agreements in customary form for grants of stock options or warrants to executive officers of the Company, consistent with the terms and conditions of this Agreement.

Section 7.(a)(iv). Compensation Upon Termination by the Company for Cause or by the Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive Without Good Reason, the Company shall pay the Executive all amounts earned hereunder through the date of termination of the Executive's employment, including: any outstanding and valid stock options and stock appreciation rights (including any Initial and Future Stock Options or Warrant grants) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a period of twelve (12) months following the date of termination of the Executive’s employment.

Section 7.(b)(ii). Termination Upon Death or Disability. All restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights (including Initial Stock Options and Future Stock Options or Warrants) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a remaining life of the Stock Option, or a period which shall be no less than twenty-four (24) months following the date of termination of the Executive’s employment, whichever is greater;

Section 7.(c)(iii).  Termination Upon Death or Disability. All restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights (including Initial Stock Option and Future Stock Options or Warrants) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a remaining life of the Stock Option or Warrant, or a period which shall be no less than twenty-four (24) months following the date of termination of the Executive’s employment, whichever is greater; and

Except for the specific amendments provided for herein, all terms and conditions of the Agreement shall remain and are in full force and effect.

IN WITNESS WHEREOF, the parties have made and entered into this Amendment in duplicate on November ___, 2006.

COMPANY	EXECUTIVE
Cobalis Corp., a Nevada corporation

/s/	/s/
Gerald Yakatan Its: CEO	Thomas Stankovich

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